CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
February 3, 2011
STARWOOD REPORTS FOURTH QUARTER 2010 RESULTS
WHITE PLAINS, NY, February 3, 2011 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported fourth quarter 2010 financial results.
Fourth Quarter 2010 Highlights
•	Excluding special items, EPS from continuing operations was $0.52. Including special items, EPS from continuing operations was $1.08.

•	Adjusted EBITDA was $269 million.

•	Excluding special items, income from continuing operations was $99 million. Including special items, income from continuing operations was $206 million.

•	Worldwide System-wide REVPAR for Same-Store Hotels increased 10.1% (10.3% in constant dollars) compared to 2009. System-wide REVPAR for Same-Store Hotels in North America increased 10.2% (9.7% in constant dollars).

•	Management fees, franchise fees and other income increased 13.0% compared to 2009.

•	Worldwide Same-Store company-operated gross operating profit margins increased approximately 100 basis points compared to 2009.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 10.1% (10.9% in constant dollars) compared to 2009. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 9.1% (8.1% in constant dollars).

•	Margins at Starwood branded Same-Store Owned Hotels Worldwide increased 30 basis points compared to 2009. Adjusted for a non-recurring item recorded in 2009, margins increased approximately 170 basis points.

•	Operating income from vacation ownership and residential increased $13 million compared to 2009.

•	During the quarter, the Company signed 37 hotel management and franchise contracts representing approximately 8,000 rooms and opened 23 hotels and resorts with approximately 5,700 rooms.

•	During the quarter, the Company received a refund from the IRS of approximately $245 million primarily for previously paid taxes and related interest relating to the settlement of a dispute regarding the 1998 disposition of World Directories, Inc.

Fourth Quarter 2010 Earnings Summary
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the fourth quarter of 2010 of $1.08 per share compared to a loss of $1.03 in the fourth quarter of 2009. Excluding special items, EPS from continuing operations was $0.52 for the fourth quarter of 2010 compared to $0.51 in the fourth quarter of 2009. Excluding special items, the effective income tax rate in the fourth quarter of 2010 was 24.9%, compared to 4.1% in the fourth quarter of 2009.
Special items in the fourth quarter of 2010 included an after-tax benefit of $107 million or $0.56 per share and were primarily related to the settlement with the IRS regarding the 1998 disposition of World Directories, Inc. and the favorable settlement of a lawsuit. Special items in the fourth quarter of 2009 included a $281 million after-tax charge or $1.54 per share primarily related to the impairment of vacation ownership projects, goodwill and owned hotels.
Income from continuing operations was $206 million in the fourth quarter of 2010 compared to a loss of $186 million in the fourth quarter of 2009. Excluding special items, income from continuing operations was $99 million in the fourth quarter of 2010 compared to $95 million in the fourth quarter of 2009.
Net income was $339 million and $1.78 per share in the fourth quarter of 2010 compared to a net loss of $107 million and $0.59 per share in the fourth quarter of 2009.
Frits van Paasschen, CEO said, “We ended 2010 with a strong fourth quarter, and momentum has continued into 2011. Our robust REVPAR growth is fueled by strong global brands along with sales and marketing initiatives. By containing costs we are translating these higher revenues into higher profits.”
“Starwood is well-positioned to capitalize on the rapid growth in emerging markets. In developed markets, tight supply should support rate increases. Our balance sheet is in great shape, with year-end net debt of just over $2 billion. We are making solid progress towards our investment grade objective.”
Fourth Quarter 2010 Operating Results
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels increased 10.1% (10.3% in constant dollars) compared to the fourth quarter of 2009. International System-wide REVPAR for Same-Store Hotels increased 10.1% (11.0% in constant dollars).
Worldwide System-wide REVPAR for Same-Store changes by region:

	REVPAR
Region	Reported	Constant dollars

North America	10.2%	9.7%
Europe	4.6%	12.0%
Asia Pacific	20.3%	15.1%
Africa and the Middle East	(2.2)%	(0.1)%
Latin America	17.2%	17.2%

Increases in REVPAR for Worldwide System-wide Same-Store hotels by brand:

	REVPAR
Brand	Reported	Constant dollars

St. Regis/Luxury Collection	8.0%	9.4%
W Hotels	19.9%	19.7%
Westin	9.1%	8.8%
Sheraton	10.8%	10.6%
Le Méridien	4.3%	6.7%
Four Points by Sheraton	11.8%	10.9%
Worldwide Same-Store company-operated gross operating profit margins increased approximately 100 basis points in the fourth quarter driven by REVPAR increases and cost controls. International gross operating profit margins for Same-Store company-operated properties increased approximately 20 basis points, and North American Same-Store company-operated gross operating profit margins increased approximately 200 basis points.
Management fees, franchise fees and other income were $209 million, up $24 million, or 13.0%, from the fourth quarter of 2009. Management fees increased 23.1% to $128 million and franchise fees increased 20.0% to $42 million.
During the fourth quarter of 2010, the Company signed 37 hotel management and franchise contracts, representing approximately 8,000 rooms, of which 29 are new builds and eight are conversions from other brands. At December 31, 2010, the Company had approximately 350 hotels in the active pipeline representing approximately 85,000 rooms.
During the fourth quarter of 2010, 23 new hotels and resorts (representing approximately 5,700 rooms) entered the system, including the St. Regis Osaka (Japan, 160 rooms), Sheraton Malpensa Airport (Italy, 433 rooms), Sheraton Tianjin Binhai (China, 325 rooms), Westin Gurgaon (India, 311 rooms), Sheraton Tribeca New York Hotel (New York, 369 rooms), Element New York Times Square (New York, 411 rooms), and Aloft Harlem (New York, 124 rooms). Seven properties (representing approximately 1,400 rooms) were removed from the system during the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 10.1% (10.9% in constant dollars) in the fourth quarter of 2010 when compared to 2009. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 9.1% (8.1% in constant dollars). Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 11.6% (15.0% in constant dollars).
Revenues at Starwood branded Same-Store Owned Hotels in North America increased 7.7% (6.7% in constant dollars) while costs and expenses increased 4.8% when compared to 2009. Margins at these hotels increased 220 basis points.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 5.9% (6.6% in constant dollars) while costs and expenses increased 5.5% when compared to 2009. Margins at these hotels increased 30 basis points. Adjusted for a non-recurring item recorded in 2009, margins increased approximately 170 basis points.

Revenues at owned, leased and consolidated joint venture hotels were $459 million, compared to $430 million in 2009.
Vacation Ownership
Total vacation ownership revenues of $135 million were flat compared to 2009. Originated contract sales of vacation ownership intervals decreased 1.2% primarily due to lower average prices. The number of contracts signed increased 7.6% when compared to 2009 and the average price per vacation ownership unit sold decreased 7.0% to approximately $14,000, driven by price reductions and inventory mix.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 8.9% to $86 million compared to 2009, due to higher incentive compensation, partially offset by the reimbursement of previously expensed legal fees following the favorable settlement of a lawsuit.
Capital
Gross capital spending during the quarter included approximately $79 million of maintenance capital and $31 million of development capital. Investment spending on net vacation ownership interest (“VOI”) and residential inventory was $24 million, primarily related to the St. Regis Bal Harbour project.
Dividends
In November 2010, the Company’s Board of Directors declared its annual dividend of $0.30 per share. The dividend was paid by the Company on December 30, 2010 to holders of record on December 16, 2010.
Balance Sheet
At December 31, 2010, the Company had gross debt of $2.857 billion, excluding $494 million of debt associated with securitized vacation ownership notes receivable that are required to be consolidated under ASU 2009-17. Additionally, the Company had cash and cash equivalents of $797 million (including $44 million of restricted cash), and net debt of $2.060 billion, compared to net debt of $2.455 billion as of September 30, 2010. Net debt at December 31, 2010 including debt and restricted cash ($19 million) associated with securitized vacation ownership notes receivables was $2.535 billion.
At December 31, 2010, debt was approximately 81% fixed rate and 19% floating rate and its weighted average maturity was 4.2 years with a weighted average interest rate of 6.86% excluding the securitized debt. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $2.148 billion.
IRS Tax Settlement
In December 2010, the Company received a refund of approximately $245 million for previously paid taxes and related interest from the IRS relating to the 1998 disposition of World Directories, Inc.

Legal Settlement
In December 2010, the Company received $75 million in connection with a favorable settlement of a lawsuit. The cash payment to the Company included the reimbursement of legal fees in connection with the matter.
Outlook
For the Full Year 2011:
Macro-economic and geo-political environments remain uncertain. Booking windows, while improving, are short. We believe that several scenarios are possible. With low supply growth in developed markets and high demand growth in emerging markets, rate improvement will be the key driver of 2011 results. Based on trends to date, our outlook assumes a normal lodging recovery in 2011:
•	Adjusted EBITDA is expected to be approximately $975 million to $1 billion, assuming:
•	REVPAR increases at Same-Store Company Operated Hotels Worldwide of 7% to 9% in constant dollars (approximately 100 basis points higher in dollars at current exchange rates).

•	REVPAR increases at Branded Same-Store Owned Hotels Worldwide of 7% to 9% in constant dollars (approximately 100 basis points higher in dollars at current exchange rates).

•	Margin increases at Branded Same-Store Owned Hotels Worldwide of 150 to 200 basis points.

•	Management fees, franchise fees and other income increase of approximately 10% to 12%.

•	Operating income from our vacation ownership and residential business of approximately $125 million to $135 million.

•	Selling, General and Administrative expenses increase 2% to 3%.
•	Depreciation and amortization is expected to be approximately $325 million.

•	Interest Expense is expected to be approximately $245 million.

•	Full year effective tax rate is expected to be approximately 25%.

•	Assuming all of the above, EPS is expected to be approximately $1.55 to $1.65.

•	Full year capital expenditure (excluding vacation ownership and residential inventory) is expected to be approximately $300 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $150 million. Vacation ownership (excluding Bal Harbour) is expected to generate approximately $165 million in positive cash flow.
•	The Company currently expects closings on Bal Harbour residential units to commence in late Q4 2011. The Company’s current outlook does not include any revenue recognition or cash flows associated with these potential closings. The Company does, however, expect there to be revenue recognition and cash flows from closings in Q4 2011 and the Company will provide updates as the year progresses. Bal Harbour capital expenditure for 2011 is expected to be approximately $150 million.
For the three months ended March 31, 2011:
•	Adjusted EBITDA is expected to be approximately $195 million to $205 million, assuming:
•	REVPAR increases at Same-Store Company Operated Hotels Worldwide of 8% to 10% in constant dollars (approximately 100 basis points higher in dollars at current exchange rates).

•	REVPAR increases at Branded Same-Store Owned Hotels Worldwide of 8% to 10% in constant dollars (approximately 100 basis points higher in dollars at current exchange rates).

•	Management fees, franchise fees and other income increase of approximately 12% to 14%.

•	Operating income from our vacation ownership and residential business of approximately $30 million to $35 million.
•	Depreciation and amortization is expected to be approximately $78 million.

•	Interest Expense is expected to be approximately $60 million.

•	Income from continuing operations is expected to be approximately $43 million to $51 million, reflecting an effective tax rate of approximately 25%.

•	Assuming all of the above, EPS is expected to be approximately $0.22 to $0.26.

Special Items
The Company’s special items netted to a benefit of $69 million ($107 million after-tax) in the fourth quarter of 2010 compared to a $431 million charge ($281 million after-tax) in the same period of 2009.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended			Year Ended
December 31,			December 31,
2010	2009		2010	2009
$99	$95	Income from continuing operations before special items	$237	$188

$0.52	$0.51	EPS before special items (a)	$1.25	$1.02

		Special Items
73	(355)	Restructuring, goodwill impairment and other special credits (charges), net (b)	75	(379)
(4)	(42)	Loss on asset dispositions and impairments, net (c)	(39)	(91)
—	(17)	Debt extinguishment (d)	—	(17)
—	(17)	Cost of sales adjustments (e)	—	(17)

69	(431)	Total special items — pre-tax	36	(504)
(4)	113	Income tax (expense) benefit for special items (f)	(5)	158
42	—	World Directories, Inc. refund (g)	42	—
—	37	Foreign tax credits (h)	—	37
—	—	Italian tax incentive (i)	—	120

107	(281)	Total special items — after-tax	73	(189)

$206	$(186)	Income (loss) from continuing operations	$310	$(1)

$1.08	$(1.03)	EPS (loss per share) including special items	$1.63	$0.00

(a)	Diluted shares for the three months and year ended December 31, 2009 are 187 million and 184 million, respectively.

(b)	During the three months ended December 31, 2010, the Company recorded restructuring and other special credits of $73 million primarily related to the favorable settlement of a lawsuit and the reversal of a reserve from a previous acquisition no longer deemed necessary. Additionally, the year ended December 31, 2010 includes $2 million of restructuring credits associated with the reversal of previous restructuring reserves no longer deemed necessary.

During the three months ended December 31, 2009, the Company recorded restructuring charges of $10 million, consisting primarily of severance and consulting charges related to its initiative to streamline operations and eliminate costs. The three months ended December 31, 2009, also included impairment charges of $255 million, following an in-depth review of the vacation ownership business which resulted in a decision not to develop certain vacation ownership sites and future phases of certain existing projects. Additionally, the three months ended December 31, 2009 included a $90 million charge related to the impairment of goodwill associated with the vacation ownership business.

The year ended December 31, 2009, includes additional restructuring costs associated with its initiative to streamline operations.

(c)	During the three months ended December 31, 2010, the net loss primarily relates to the impairment of fixed assets at an owned hotel that is undergoing a significant renovation, offset by a gain on the sale of non-core assets. The year ended December 31, 2010 also includes a loss of $53 million on the sale of one wholly-owned hotel partially offset by a gain of $14 million from property insurance proceeds related to an owned hotel damaged by a tornado and a $5 million gain that resulted from the step acquisition of a controlling interest in a previously unconsolidated joint venture.

During the three months ended December 31, 2009, the Company recorded impairment charges of $42 million primarily related to five owned and leased hotels, where their carrying amounts exceeded their estimated fair values, as a result of the significant decline in the business at those hotels.

The year ended December 31, 2009 also includes impairment charges of $49 million primarily related to the Company’s retained interests in securitized vacation ownership notes receivable, certain fixed assets and an owned hotel.

(d)	The three months and year ended December 31, 2009 include $17 million of charges associated with tender premiums and other costs related to the early extinguishment of approximately $600 million of the Company’s long-term debt. These charges were recorded in the interest expense line item.

(e)	The three months and year ended December 31, 2009 include $17 million of charges in connection with the Company’s in-depth review of the vacation ownership business and the resulting decision to reduce pricing of certain inventory at existing projects. These charges were recorded in the vacation ownership and residential costs and expenses line item.

(f)	During the three months and year ended December 31, 2010, the net expense primarily relates to tax expenses at the statutory rate for restructuring credits partially offset by a benefit related to a gain on the sale of a joint venture investment.

The three months and year ended December 31, 2009 reflect tax benefits at the statutory rate for the special items and a tax benefit for hotel sales with higher tax basis, partially offset by permanent tax charges associated with the loss on certain asset dispositions.

(g)	During the three months ended December 31, 2010, the Company received a refund from the IRS of approximately $245 million primarily for previously paid taxes and related interest associated with the settlement of a dispute regarding the 1998 disposition of World Directories, Inc. An additional benefit of $134 million, associated with this settlement, was recorded in discontinued operations.

(h)	During the three months and year ended December 31, 2009, the Company took steps including the completion of certain internal transactions that enabled the Company to change its election for several prior tax years to claim a foreign tax credit as opposed to a foreign tax deduction.

(i)	During the year ended December 31, 2009, the Company realized benefits that related to an Italian tax incentive program through which the tax basis of Italian owned hotels were stepped up in exchange for paying a relatively minor tax.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the fourth quarter financial results at 10:30 a.m. (EDT) today at (706) 758-8744. The conference call will be available through a simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EDT) today through February 10, 2011 at 12:00 midnight (EDT) on both the Company’s website and via telephone replay at (706) 645-9291 (pass code #23162931).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common shareholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common shareholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to revenues in constant dollars represents revenues, excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,041 properties in nearly 100 countries and 145,000 employees at its owned and managed properties. Starwood Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

Three Months Ended				Year Ended
December 31,				December 31,
		%				%
2010	2009	Variance		2010	2009	Variance
			Revenues
$459	$430	6.7	Owned, leased and consolidated joint venture hotels	$1,704	$1,584	7.6
136	136	—	Vacation ownership and residential sales and services	538	523	2.9
209	185	13.0	Management fees, franchise fees and other income	712	658	8.2
536	495	8.3	Other revenues from managed and franchised properties (a)	2,117	1,931	9.6

1,340	1,246	7.5		5,071	4,696	8.0

			Costs and Expenses
367	343	(7.0)	Owned, leased and consolidated joint venture hotels	1,395	1,315	(6.1)
103	116	11.2	Vacation ownership and residential	405	422	4.0
86	79	(8.9)	Selling, general, administrative and other	344	314	(9.6)
(73)	355	n/m	Restructuring, goodwill impairment and other special (credits) charges, net	(75)	379	n/m
56	68	17.6	Depreciation	252	274	8.0
9	10	10.0	Amortization	33	35	5.7
536	495	(8.3)	Other expenses from managed and franchised properties (a)	2,117	1,931	(9.6)

1,084	1,466	26.1		4,471	4,670	4.3
256	(220)	n/m	Operating income (loss)	600	26	n/m
5	1	n/m	Equity earnings and gains and (losses) from unconsolidated ventures, net	10	(4)	n/m
(56)	(71)	21.1	Interest expense, net of interest income of $1, $1, $2 and $3	(236)	(227)	(4.0)
(4)	(42)	90.5	Loss on asset dispositions and impairments, net	(39)	(91)	57.1

201	(332)	n/m	Income (loss) from continuing operations before taxes	335	(296)	n/m
5	146	(96.6)	Income tax (expense) benefit	(27)	293	n/m

206	(186)	n/m	Income (loss) from continuing operations	308	(3)	n/m
			Discontinued Operations:
1	(1)	n/m	Net (loss) income from operations, net of tax	(1)	(2)	50.0
132	80	65.0	Net gain (loss) on dispositions, net of tax	168	76	n/m

339	(107)	n/m	Net income (loss)	475	71	n/m
—	—	—	Net loss attributable to noncontrolling interests	2	2	—

$339	$(107)	n/m	Net income (loss) attributable to Starwood	$477	$73	n/m

			Earnings (Loss) Per Share — Basic
$1.13	$(1.03)	n/m	Continuing operations	$1.70	$0.00	n/m
0.72	0.44	63.6	Discontinued operations	0.91	0.41	n/m

$1.85	$(0.59)	n/m	Net income (loss)	$2.61	$0.41	n/m

			Earnings (Loss) Per Share — Diluted
$1.08	$(1.03)	n/m	Continuing operations	$1.63	$0.00	n/m
0.70	0.44	59.1	Discontinued operations	0.88	0.41	n/m

$1.78	$(0.59)	n/m	Net income (loss)	$2.51	$0.41	n/m

			Amounts attributable to Starwood’s Common Shareholders
$206	$(186)	n/m	Continuing operations	$310	$(1)	n/m
133	79	68.4	Discontinued operations	167	74	n/m

$339	$(107)	n/m	Net income (loss)	$477	$73	n/m

185	180		Weighted average number of shares	183	180

192	180		Weighted average number of shares assuming dilution	190	180

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m	= not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$753	$87
Restricted cash	53	47
Accounts receivable, net of allowance for doubtful accounts of $45 and $54	513	445
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $10	59	—
Inventories	802	783
Prepaid expenses and other	126	127

Total current assets	2,306	1,489
Investments	321	368
Plant, property and equipment, net	3,323	3,350
Assets held for sale	—	71
Goodwill and intangible assets, net	2,067	2,063
Deferred tax assets	979	982
Other assets (a)	381	438
Securitized vacation ownership notes receivable	408	—

	$9,785	$8,761

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$9	$5
Current maturities of long-term securitized vacation ownership debt	127	—
Accounts payable	147	139
Accrued expenses	1,123	1,212
Accrued salaries, wages and benefits	410	303
Accrued taxes and other	373	368

Total current liabilities	2,189	2,027
Long-term debt (b)	2,848	2,955
Long-term securitized vacation ownership debt	367	—
Deferred income taxes	28	31
Other liabilities	1,867	1,903

	7,299	6,916
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 192,970,437 and 186,785,068 shares at December 31, 2010 and December 31, 2009, respectively	2	2
Additional paid-in capital	805	552
Accumulated other comprehensive loss	(283)	(283)
Retained earnings	1,947	1,553

Total Starwood stockholders’ equity	2,471	1,824
Noncontrolling interest	15	21

Total equity	2,486	1,845

	$9,785	$8,761

(a)	Includes restricted cash of $10 million and $7 million at December 31, 2010 and December 31, 2009, respectively.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $434 million and $581 million at December 31, 2010 and December 31, 2009, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(In millions)

Three Months Ended				Year Ended
December 31,				December 31,
		%				%
2010	2009	Variance		2010	2009	Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$339	$(107)	n/m	Net income	$477	$73	n/m
61	75	(18.7)	Interest expense (a)	255	249	2.4
(138)	(169)	18.3	Income tax (benefit) expense (b)	(139)	(330)	57.9
66	80	(17.5)	Depreciation (c)	288	317	(9.1)
10	12	(16.7)	Amortization (d)	36	38	(5.3)

338	(109)	n/m	EBITDA	917	347	n/m
4	42	(90.5)	Loss on asset dispositions and impairments, net	39	91	(57.1)
—	(58)	100.0	Discontinued operations pre-tax net gain on dispositions	(2)	(41)	95.1
(73)	355	n/m	Restructuring, goodwill impairment and other special (credits) charges, net	(75)	379	n/m
—	17	(100.0)	Cost of sales price discount adjustments	—	17	(100.0)

$269	$247	8.9	Adjusted EBITDA	$879	$793	10.8

(a)	Includes $4 million and $3 million of Starwood’s share of interest expense of unconsolidated joint ventures for the three months ended December 31, 2010 and 2009, respectively, and $17 million and $19 million for the year ended December 31, 2010 and 2009, respectively.

(b)	Includes $133 million and $23 million of tax benefit recorded in discontinued operations for the three months ended December 31, 2010 and 2009, respectively, and $166 million and $37 million for the year ended December 31, 2010 and 2009, respectively.

(c)	Includes $10 million and $11 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended December 31, 2010 and 2009, respectively, and $36 million and $35 million for the year ended December 31, 2010 and 2009, respectively. Includes $0 million and $1 million of depreciation expense in discontinued operations for the three months ended December 31, 2010 and 2009, respectively, and $0 million and $8 million for the year ended December 31, 2010 and 2009, respectively.

(d)	Includes $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended December 31, 2010 and 2009, and $3 million and $2 million for the year ended December 31, 2010 and 2009, respectively. Includes $0 million and $1 million of amortization expense recorded in discontinued operations for the three months ended December 31, 2010 and 2009, respectively, and $0 million and $1 million for the year ended December 31, 2010 and 2009, respectively.
Non-GAAP to GAAP Reconciliations — Company Revenues Same Store
(In millions)

	Three Months Ended
	December 31, 2010
	$ Change	% Variance
BRANDED HOTELS
Worldwide
Revenue Increase (GAAP)	21	5.9%
(Decrease) / Increase due to foreign exchange rates	2	0.7%

Revenue increase in constant dollars	23	6.6%

North America
Revenue Increase (GAAP)	15	7.7%
(Decrease) / Increase due to foreign exchange rates	(2)	(1.0)%

Revenue increase in constant dollars	13	6.7%

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions, except per share data)
Low Case

Three Months Ended		Year Ended
March 31, 2011		December 31, 2011

$43	Net income	$304
60	Interest expense	245
14	Income tax expense	101
78	Depreciation and amortization	325

195	EBITDA	975
—	Gain/loss on asset dispositions and impairments, net	—
—	Discontinued operations pre-tax net gain/loss on dispositions	—
—	Restructuring, goodwill impairment and other special credits, net	—

$195	Adjusted EBITDA	$975

Three Months Ended		Year Ended
March 31, 2011		December 31, 2011

$43	Income from continuing operations before special items	$304

$0.22	EPS before special items be	$1.55

	Special Items
—	Restructuring, goodwill impairment and other special credits, net	—
—	Gain/loss on asset dispositions and impairments, net	—

—	Total special items — pre-tax	—
—	Income tax expense on special items	—

—	Total special items — after-tax	—

$43	Income from continuing operations	$304

$0.22	EPS including special items	$1.55

High Case

Three Months Ended		Year Ended
March 31, 2011		December 31, 2011

$51	Net income	$323
60	Interest expense	245
16	Income tax expense	107
78	Depreciation and amortization	325

205	EBITDA	1,000
—	Gain/loss on asset dispositions and impairments, net	—
—	Discontinued operations pre-tax net gain/loss on dispositions	—
—	Restructuring, goodwill impairment and other special credits, net	—

$205	Adjusted EBITDA	$1,000

Three Months Ended		Year Ended
March 31, 2011		December 31, 2011

$51	Income from continuing operations before special items	$323

$0.26	EPS before special items be	$1.65

	Special Items
—	Restructuring, goodwill impairment and other special credits, net	—
—	Gain/loss on asset dispositions and impairments, net	—

—	Total special items — pre-tax	—
—	Income tax expense on special items	—

—	Total special items — after-tax	—

$51	Income from continuing operations	$323

$0.26	EPS including special items	$1.65

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels			%
2010	2009	Variance	Worldwide	2010	2009	Variance

			Revenue
$394	$373	5.6	Same-Store Owned Hotels (a)	$1,421	$1,314	8.1
—	17	(100.0)	Hotels Sold or Closed in 2010 and 2009	18	98	(81.6)
59	45	31.1	Hotels Without Comparable Results	250	177	41.2
6	(5)	n/m	Other ancillary hotel operations	15	(5)	n/m

$459	$430	6.7	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,704	$1,584	7.6

			Costs and Expenses
$307	$292	(5.1)	Same-Store Owned Hotels (a)	$1,147	$1,077	(6.5)
—	14	100.0	Hotels Sold or Closed in 2010 and 2009	15	84	82.1
53	42	(26.2)	Hotels Without Comparable Results	220	159	(38.4)
7	(5)	n/m	Other ancillary hotel operations	13	(5)	n/m

$367	$343	(7.0)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,395	$1,315	(6.1)

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels			%
2010	2009	Variance	North America	2010	2009	Variance

			Revenue
$242	$226	7.1	Same-Store Owned Hotels (a)	$875	$806	8.6
—	6	(100.0)	Hotels Sold or Closed in 2010 and 2009	18	59	(69.5)
35	34	2.9	Hotels Without Comparable Results	172	159	8.2
6	—	n/m	Other ancillary hotel operations	15	—	n/m

$283	$266	6.4	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,080	$1,024	5.5

			Costs and Expenses
$194	$186	(4.3)	Same-Store Owned Hotels (a)	$733	$692	(5.9)
—	3	100.0	Hotels Sold or Closed in 2010 and 2009	15	45	66.7
30	28	(7.1)	Hotels Without Comparable Results	139	133	(4.5)
7	—	n/m	Other ancillary hotel operations	13	—	n/m

$231	$217	(6.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$900	$870	(3.4)

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels			%
2010	2009	Variance	International	2010	2009	Variance

			Revenue
$152	$147	3.4	Same-Store Owned Hotels (a)	$546	$508	7.5
—	11	(100.0)	Hotels Sold or Closed in 2010 and 2009	—	39	(100.0)
24	11	n/m	Hotels Without Comparable Results	78	18	n/m
—	(5)	100.0	Other ancillary hotel operations	—	(5)	100.0

$176	$164	7.3	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$624	$560	11.4

			Costs and Expenses
$113	$106	(6.6)	Same-Store Owned Hotels (a)	$414	$385	(7.5)
—	11	100.0	Hotels Sold or Closed in 2010 and 2009	—	39	100.0
23	14	(64.3)	Hotels Without Comparable Results	81	26	n/m
—	(5)	(100.0)	Other ancillary hotel operations	—	(5)	(100.0)

$136	$126	(7.9)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$495	$445	(11.2)

(a)	Same-Store Owned Hotel Results exclude three and nine hotels sold or closed for three months and year ended December 31, 2010 and 2009, respectively, and seven and eight hotels without comparable results for the three months and year ended December 31, 2010 and 2009, respectively.

n/m	= not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended December 31,
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2010	2009	Variance	2010	2009	Variance	2010	2009	Variance
TOTAL HOTELS
REVPAR ($)	109.36	99.30	10.1%	98.83	89.69	10.2%	124.45	113.06	10.1%
ADR ($)	166.26	162.40	2.4%	153.63	150.66	2.0%	183.41	178.18	2.9%
Occupancy (%)	65.8%	61.1%	4.7	64.3%	59.5%	4.8	67.9%	63.5%	4.4

SHERATON
REVPAR ($)	96.34	86.96	10.8%	83.70	76.07	10.0%	112.96	101.25	11.6%
ADR ($)	147.98	144.50	2.4%	133.14	131.44	1.3%	166.00	160.17	3.6%
Occupancy (%)	65.1%	60.2%	4.9	62.9%	57.9%	5.0	68.0%	63.2%	4.8

WESTIN
REVPAR ($)	118.74	108.88	9.1%	109.14	101.04	8.0%	147.06	131.99	11.4%
ADR ($)	177.19	172.25	2.9%	164.83	162.47	1.5%	212.00	199.32	6.4%
Occupancy (%)	67.0%	63.2%	3.8	66.2%	62.2%	4.0	69.4%	66.2%	3.2

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	182.62	169.13	8.0%	195.94	177.07	10.7%	174.07	164.02	6.1%
ADR ($)	295.42	292.52	1.0%	308.02	300.23	2.6%	286.95	287.39	-0.2%
Occupancy (%)	61.8%	57.8%	4.0	63.6%	59.0%	4.6	60.7%	57.1%	3.6

LE MERIDIEN
REVPAR ($)	135.27	129.70	4.3%	200.63	179.14	12.0%	128.38	124.46	3.1%
ADR ($)	194.77	194.28	0.3%	253.24	235.19	7.7%	187.64	189.26	-0.9%
Occupancy (%)	69.5%	66.8%	2.7	79.2%	76.2%	3.0	68.4%	65.8%	2.6

W
REVPAR ($)	193.66	161.56	19.9%	186.55	159.98	16.6%	225.67	168.67	33.8%
ADR ($)	264.72	247.46	7.0%	257.52	242.17	6.3%	295.52	272.99	8.3%
Occupancy (%)	73.2%	65.3%	7.9	72.4%	66.1%	6.3	76.4%	61.8%	14.6

FOUR POINTS
REVPAR ($)	69.41	62.07	11.8%	61.85	57.12	8.3%	83.19	71.14	16.9%
ADR ($)	109.64	106.07	3.4%	101.24	99.75	1.5%	123.51	116.99	5.6%
Occupancy (%)	63.3%	58.5%	4.8	61.1%	57.3%	3.8	67.3%	60.8%	6.5

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended December 31,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2010	2009	Variance	2010	2009	Variance
TOTAL WORLDWIDE
REVPAR ($)	109.36	99.30	10.1%	127.22	115.76	9.9%
ADR ($)	166.26	162.40	2.4%	187.36	182.49	2.7%
Occupancy (%)	65.8%	61.1%	4.7	67.9%	63.4%	4.5

NORTH AMERICA
REVPAR ($)	98.83	89.69	10.2%	125.31	113.93	10.0%
ADR ($)	153.63	150.66	2.0%	185.86	179.99	3.3%
Occupancy (%)	64.3%	59.5%	4.8	67.4%	63.3%	4.1

EUROPE
REVPAR ($)	133.40	127.59	4.6%	147.52	142.26	3.7%
ADR ($)	205.92	212.04	-2.9%	222.95	232.22	-4.0%
Occupancy (%)	64.8%	60.2%	4.6	66.2%	61.3%	4.9

AFRICA & MIDDLE EAST
REVPAR ($)	140.14	143.32	-2.2%	141.18	144.83	-2.5%
ADR ($)	191.08	200.90	-4.9%	191.71	203.02	-5.6%
Occupancy (%)	73.3%	71.3%	2.0	73.6%	71.3%	2.3

ASIA PACIFIC
REVPAR ($)	120.14	99.83	20.3%	118.32	96.70	22.4%
ADR ($)	173.47	154.70	12.1%	172.64	152.60	13.1%
Occupancy (%)	69.3%	64.5%	4.8	68.5%	63.4%	5.1

LATIN AMERICA
REVPAR ($)	92.65	79.08	17.2%	99.41	83.56	19.0%
ADR ($)	149.00	141.57	5.2%	160.01	153.76	4.1%
Occupancy (%)	62.2%	55.9%	6.3	62.1%	54.3%	7.8

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended December 31,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL(2)
	2010	2009	Variance	2010	2009	Variance	2010	2009	Variance
TOTAL HOTELS	55 Hotels			29 Hotels			26 Hotels
REVPAR ($)	144.54	131.75	9.7%	146.75	135.16	8.6%	141.08	126.40	11.6%
ADR ($)	208.84	202.45	3.2%	206.75	197.61	4.6%	212.35	211.13	0.6%
Occupancy (%)	69.2%	65.1%	4.1	71.0%	68.4%	2.6	66.4%	59.9%	6.5

Total Revenue ($000’s)	394,128	372,867	5.7%	241,868	225,811	7.1%	152,260	147,056	3.5%
Total Expenses ($000’s)	307,333	291,830	-5.3%	194,288	185,807	-4.6%	113,045	106,023	-6.6%

BRANDED HOTELS	49 Hotels			23 Hotels			26 Hotels
REVPAR ($)	150.78	136.92	10.1%	158.26	145.02	9.1%	141.08	126.40	11.6%
ADR ($)	213.14	205.64	3.6%	213.69	202.11	5.7%	212.35	211.13	0.6%
Occupancy (%)	70.7%	66.6%	4.1	74.1%	71.8%	2.3	66.4%	59.9%	6.5

Total Revenue ($000’s)	366,277	345,752	5.9%	214,017	198,695	7.7%	152,260	147,056	3.5%
Total Expenses ($000’s)	281,823	267,083	-5.5%	168,778	161,059	-4.8%	113,045	106,023	-6.6%

(1)	Hotel Results exclude 3 hotel sold and 7 hotels without comparable results during 2009 & 2010

(2)	International expenses for 2009 include a $5 million reduction to expenses at a wholly owned hotel in Latin America relating to a non-recurring refund from a local government agency.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended December 31,
UNAUDITED ($ millions)

	Worldwide
	2010	2009	$ Variance	% Variance
Management Fees:
Base Fees	74	65	9	13.8%
Incentive Fees	54	39	15	38.5%

Total Management Fees	128	104	24	23.1%

Franchise Fees	42	35	7	20.0%

Total Management & Franchise Fees	170	139	31	22.3%

Other Management & Franchise Revenues (1)	29	42	-13	-31.0%

Total Management & Franchise Revenues	199	181	18	9.9%

Other	10	4	6	n/m

Management Fees, Franchise Fees & Other Income	209	185	24	13.0%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $21 million in 2010 and 2009 resulting from the sales of hotels subject to long-term management contracts and termination fees.

n/m	= not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended December 31,
UNAUDITED ($ millions)

	2010	2009	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	81	82	(1.2%)
Other Sales and Services Revenues (2)	64	69	(7.2%)
Deferred Revenues — Percentage of Completion	—	—	—
Deferred Revenues — Other (3)	(10)	(17)	41.2%

Vacation Ownership Sales and Services Revenues	135	134	0.7%
Residential Sales and Services Revenues	1	2	(50.0%)

Total Vacation Ownership & Residential Sales and Services Revenues	136	136	0.0%

Originated Sales Expenses (4) — Vacation Ownership Sales	48	69	30.4%
Other Expenses (5)	49	42	(16.7%)
Deferred Expenses — Percentage of Completion	—	—	—
Deferred Expenses — Other	2	2	—

Vacation Ownership Expenses	99	113	12.4%
Residential Expenses	4	3	(33.3%)

Total Vacation Ownership & Residential Expenses	103	116	11.2%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Top 30 Owned, Leased and Consolidated Joint Venture Hotels
For the Year Ended December 31, 2010

US Hotels	Location	Rooms

St. Regis New York	New York, NY	229

The Phoenician	Scottsdale, AZ	643

W New York — Times Square	New York, NY	509
W Chicago — City Center	Chicago, IL	369
W Chicago Lakeshore	Chicago, IL	520
W Los Angeles Westwood	Los Angeles, CA	258
W New Orleans	New Orleans, LA	423

The Westin Gaslamp Quarter, San Diego	San Diego, CA	450
Westin Maui Resort & Spa	Lahaina, HI	759
Westin Peachtree Plaza	Atlanta, GA	1,068
Westin San Francisco Airport	San Francisco, CA	397

Sheraton Kauai Resort	Koloa, HI	394

Boston Park Plaza Hotel	Boston, MA	941
The Manhattan at Times Square Hotel	New York, NY	665

International Hotels	Location	Rooms

St. Regis Grand Hotel, Rome	Rome, Italy	161

Park Tower, Buenos Aires	Buenos Aires, Argentina	181

W Barcelona	Barcelona, Spain	473

The Westin Excelsior, Florence	Florence, Italy	171
The Westin Excelsior, Rome	Rome, Italy	316
The Westin Denarau Island Resort	Nadi, Fiji	267

Le Centre Sheraton Hotel	Montreal, Canada	825
Sheraton Rio Hotel & Towers	Rio de Janeiro, Brazil	559
Sheraton Buenos Aires Hotel & Convention Center	Buenos Aires, Argentina	739
Sheraton Centre Toronto Hotel	Toronto, Canada	1,377
Sheraton Gateway Hotel in Toronto International Hotel	Toronto, Canada	474
Sheraton Maria Isabel Hotel & Towers	Mexico City, Mexico	755
Sheraton On The Park	Sydney, Australia	558
Sheraton Paris Airport Hotel Charles de Gaulle	Roissy Aerogare, France	252
The Park Lane Hotel	London, England	305
Sheraton Fiji Resort	Nadi, Fiji	292

Top 30 hotels represent approximately 93% of owned, leased and consolidated joint venture earnings before depreciation

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Top 20 Worldwide Markets — Owned
For the Year Ended December 31, 2010
UNAUDITED

% of 2010
US Markets	Total Earnings[1]
New York, NY	9%
Chicago, IL	7%
Hawaii	7%
Atlanta, GA	4%
Phoenix, AZ	4%
San Diego, CA	3%
Boston, MA	3%
Los Angeles-Long Beach, CA	2%
New Orleans, LA	2%
Colorado Area	1%

Total Top 10 US Markets	42%

% of 2010
International Markets	Total Earnings[1]
Canada	15%
Australia	9%
Italy	9%
Argentina	7%
Mexico	7%
United Kingdom	3%
Spain	3%
Fiji	3%
Brazil	1%
France	1%

Total Top 10 International Markets	58%

[1]	Represents earnings before depreciation for owned, leased and consolidated joint venture hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Total Management & Franchise Fees by Geographic Region
For the Year Ended December 31, 2010
UNAUDITED

	Management	Franchise	Total Management
Geographical Region	Fees	Fees	and Franchise Fees

United States	33%	63%	42%
Europe	16%	12%	15%
Asia Pacific	26%	10%	22%
Middle East and Africa	17%	1%	12%
Americas (Latin America & Canada)	8%	14%	9%

Total	100%	100%	100%

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Year Ended December 31,
UNAUDITED

	Systemwide – Worldwide			Systemwide – North America			Systemwide – International
	2010	2009	Var. USD	2010	2009	Var. USD	2010	2009	Var. USD
TOTAL HOTELS
REVPAR ($)	106.57	97.45	9.4%	99.81	92.17	8.3%	115.90	104.75	10.6%
ADR ($)	160.00	158.51	0.9%	147.99	147.29	0.5%	177.08	174.68	1.4%
Occupancy (%)	66.6%	61.5%	5.1	67.4%	62.6%	4.8	65.5%	60.0%	5.5

SHERATON
REVPAR ($)	93.69	85.13	10.1%	87.08	80.63	8.0%	102.30	90.98	12.4%
ADR ($)	142.58	140.81	1.3%	131.25	131.09	0.1%	157.66	153.96	2.4%
Occupancy (%)	65.7%	60.5%	5.2	66.3%	61.5%	4.8	64.9%	59.1%	5.8

WESTIN
REVPAR ($)	117.57	108.62	8.2%	111.40	104.78	6.3%	135.16	119.59	13.0%
ADR ($)	170.82	169.37	0.9%	161.30	162.31	-0.6%	198.36	190.07	4.4%
Occupancy (%)	68.8%	64.1%	4.7	69.1%	64.6%	4.5	68.1%	62.9%	5.2

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	186.09	173.34	7.4%	182.56	167.52	9.0%	188.18	176.78	6.4%
ADR ($)	295.65	301.25	-1.9%	276.19	277.98	-0.6%	308.12	316.03	-2.5%
Occupancy (%)	62.9%	57.5%	5.4	66.1%	60.3%	5.8	61.1%	55.9%	5.2

LE MERIDIEN
REVPAR ($)	126.43	118.96	6.3%	195.72	167.77	16.7%	119.77	114.28	4.8%
ADR ($)	186.78	187.37	-0.3%	242.65	219.39	10.6%	180.26	183.61	-1.8%
Occupancy (%)	67.7%	63.5%	4.2	80.7%	76.5%	4.2	66.4%	62.2%	4.2

W
REVPAR ($)	172.38	143.59	20.1%	164.12	140.41	16.9%	218.65	161.43	35.4%
ADR ($)	233.98	223.49	4.7%	222.55	215.54	3.3%	298.47	272.45	9.6%
Occupancy (%)	73.7%	64.3%	9.4	73.7%	65.1%	8.6	73.3%	59.3%	14.0

FOUR POINTS
REVPAR ($)	68.59	62.79	9.2%	64.56	60.84	6.1%	76.02	66.48	14.4%
ADR ($)	105.83	103.48	2.3%	99.56	98.60	1.0%	117.42	113.17	3.8%
Occupancy (%)	64.8%	60.7%	4.1	64.9%	61.7%	3.2	64.7%	58.7%	6.0

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Year Ended December 31,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2010	2009	Var. USD	2010	2009	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	106.57	97.45	9.4%	120.27	109.88	9.5%
ADR ($)	160.00	158.51	0.9%	177.71	176.24	0.8%
Occupancy (%)	66.6%	61.5%	5.1	67.7%	62.3%	5.4

NORTH AMERICA
REVPAR ($)	99.81	92.17	8.3%	121.10	111.70	8.4%
ADR ($)	147.99	147.29	0.5%	173.13	171.67	0.9%
Occupancy (%)	67.4%	62.6%	4.8	69.9%	65.1%	4.8

EUROPE
REVPAR ($)	137.44	131.29	4.7%	152.30	147.20	3.5%
ADR ($)	208.90	215.57	-3.1%	225.58	233.91	-3.6%
Occupancy (%)	65.8%	60.9%	4.9	67.5%	62.9%	4.6

AFRICA & MIDDLE EAST
REVPAR ($)	122.05	124.30	-1.8%	122.97	126.26	-2.6%
ADR ($)	177.02	185.48	-4.6%	177.31	187.50	-5.4%
Occupancy (%)	68.9%	67.0%	1.9	69.4%	67.3%	2.1

ASIA PACIFIC
REVPAR ($)	106.60	87.05	22.5%	105.54	83.89	25.8%
ADR ($)	162.81	148.73	9.5%	162.74	147.11	10.6%
Occupancy (%)	65.5%	58.5%	7.0	64.9%	57.0%	7.9

LATIN AMERICA
REVPAR ($)	82.61	70.88	16.5%	84.92	73.27	15.9%
ADR ($)	140.70	136.40	3.2%	148.41	146.06	1.6%
Occupancy (%)	58.7%	52.0%	6.7	57.2%	50.2%	7.0

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Year Ended December 31,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL(2)
	2010	2009	Var. USD	2010	2009	Var. USD	2010	2009	Var. USD
TOTAL HOTELS	54 Hotels			28 Hotels			26 Hotels
REVPAR ($)	136.27	122.57	11.2%	141.02	126.41	11.6%	129.05	116.74	10.5%
ADR ($)	196.62	191.60	2.6%	192.97	184.26	4.7%	202.99	205.04	-1.0%
Occupancy (%)	69.3%	64.0%	5.3	73.1%	68.6%	4.5	63.6%	56.9%	6.7

Total Revenue ($000’s)	1,420,867	1,313,645	8.2%	875,406	806,161	8.6%	545,460	507,484	7.5%
Total Expenses ($000’s)	1,147,357	1,077,082	-6.5%	733,537	691,683	-6.1%	413,820	385,399	-7.4%

BRANDED HOTELS	48 Hotels			22 Hotels			26 Hotels
REVPAR ($)	141.09	126.38	11.6%	150.75	134.12	12.4%	129.05	116.74	10.5%
ADR ($)	200.55	195.38	2.6%	198.91	189.16	5.2%	202.99	205.04	-1.0%
Occupancy (%)	70.3%	64.7%	5.6	75.8%	70.9%	4.9	63.6%	56.9%	6.7

Total Revenue ($000’s)	1,307,470	1,202,730	8.7%	762,010	695,246	9.6%	545,460	507,484	7.5%
Total Expenses ($000’s)	1,041,520	974,612	-6.9%	627,700	589,213	-6.5%	413,820	385,399	-7.4%

(1)	Hotel Results exclude 9 hotel sold and 8 hotels without comparable results during 2009 & 2010

(2)	International expenses for 2009 include a $5 million reduction to expenses at a wholly owned hotel in Latin America relating to a non-recurring refund from a local government agency.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Year Ended December 31,
UNAUDITED ($ millions)

	Worldwide
	2010	2009	$ Variance	% Variance
Management Fees:
Base Fees	270	241	29	12.0%
Incentive Fees	139	115	24	20.9%

Total Management Fees	409	356	53	14.9%

Franchise Fees	161	138	23	16.7%

Total Management & Franchise Fees	570	494	76	15.4%

Other Management & Franchise Revenues (1)	119	136	-17	-12.5%

Total Management & Franchise Revenues	689	630	59	9.4%

Other	23	28	-5	-17.9%

Management Fees, Franchise Fees & Other Income	712	658	54	8.2%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $81 million in 2010 and $82 million in 2009 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Year Ended December 31,
UNAUDITED ($ millions)

	2010	2009	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	311	321	(3.1%)
Other Sales and Services Revenues (2)	246	219	12.3%
Deferred Revenues — Percentage of Completion	—	23	(100.0%)
Deferred Revenues — Other (3)	(31)	(46)	32.6%

Vacation Ownership Sales and Services Revenues	526	517	1.7%
Residential Sales and Services Revenues	12	6	100.0%

Total Vacation Ownership & Residential Sales and Services Revenues	538	523	2.9%

Originated Sales Expenses (4) — Vacation Ownership Sales	197	225	12.4%
Other Expenses (5)	188	165	(13.9%)
Deferred Expenses — Percentage of Completion	—	12	100.0%
Deferred Expenses — Other	14	15	6.7%

Vacation Ownership Expenses	399	417	4.3%
Residential Expenses	6	5	(20.0%)

Total Vacation Ownership & Residential Expenses	405	422	4.0%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels Without Comparable Results & Other Selected Items
As of December 31, 2010
UNAUDITED ($ millions)
Properties without comparable results in 2010:

Property	Location
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin Peachtree	Atlanta, GA
W Chicago — City Center	Chicago, IL
W Barcelona	Barcelona, Spain
The Manhattan at Times Square Hotel	New York, NY
Westin St. John Resort	St. John Virgin Island
St. Regis Osaka	Osaka, Japan
Grand Hotel — Florence	Florence, Italy
Properties sold or closed in 2010 and 2009:

Property	Location
Sheraton Brussels Hotel & Towers	Brussels, Belgium
Sheraton Mencey Hotel	Santa Cruz de Tenerife, Spain
Sheraton Newton	Newton, MA
Minneapolis Gateway Hotel	Minneapolis, MN
Park Ridge Hotel & Conference Center at Valley Forge	King of Prussia, PA
W San Francisco	San Francisco, CA
Four Points by Sheraton Sydney Hotel	Sydney, Australia
W New York — The Court & Tuscany	New York, NY
St. Regis Aspen	Aspen, CO
Revenues and Expenses Associated with Assets Sold or Closed in 2010 and 2009: (1)

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2009:
2009
Revenues	$28	$21	$14	$11	$74
Expenses (excluding depreciation)	$25	$19	$12	$9	$65

Hotels Sold or Closed in 2010:
2010
Revenues	$8	$3	$7	$—	$18
Expenses (excluding depreciation)	$6	$4	$5	$—	$15

2009
Revenues	$9	$3	$6	$6	$24
Expenses (excluding depreciation)	$5	$4	$5	$5	$19

(1)	Results consist of 1 hotel sold in 2010 and 7 hotels sold or closed in 2009. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2010 and 2009. These amounts do not include revenues and expense from the W New York — The Court & Tuscany which were reclassified to discontinued operations for the periods prior to the sale of this hotel in the second quarter of 2010.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three Months and Year Ended December 31, 2010
UNAUDITED ($ millions)

	Q4	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	53	106
Corporate/IT	26	42

Subtotal	79	148

Vacation Ownership Capital Expenditures: (2)
Net capital expenditures for inventory (excluding St.Regis Bal Harbour)	(7)	(34)
Net capital expenditures for inventory — St.Regis Bal Harbour	31	146

Subtotal	24	112

Development Capital	31	117

Total Capital Expenditures	134	377

(1)	Maintenance capital expenditures include improvements, repairs and maintenance.

(2)	Represents gross inventory capital expenditures of $37 and $168 in the three months and year ended December 31, 2010, respectively, less cost of sales of $13 and $56 in the three months and year ended December 31, 2010, respectively.

Starwood Hotels & Resorts Worldwide, Inc.
2010 Divisional Hotel Inventory Summary by Ownership by Brand*
December 31, 2010

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms

Owned
Sheraton	6	3,527	4	705	5	2,713	2	821	17	7,766
Westin	5	2,849	3	650	3	902	1	273	12	4,674
Four Points	2	327	—	—	—	—	—	—	2	327
W	7	2,440	1	473	—	—	—	—	8	2,913
Luxury Collection	1	643	7	828	1	180	—	—	9	1,651
St. Regis	2	489	1	161	—	—	1	160	4	810
Aloft	2	272	—	—	—	—	—	—	2	272
Element	1	123	—	—	—	—	—	—	1	123
Other	7	2,600	—	—	—	—	—	—	7	2,600

Total Owned	33	13,270	16	2,817	9	3,795	4	1,254	62	21,136

Managed & UJV
Sheraton	40	27,305	62	18,748	15	2,942	58	21,156	175	70,151
Westin	52	27,751	12	3,247	1	265	25	8,656	90	39,919
Four Points	1	171	10	1,875	4	517	13	4,302	28	6,865
W	22	6,486	2	577	2	433	4	797	30	8,293
Luxury Collection	4	1,648	20	4,282	6	220	5	1,448	35	7,598
St. Regis	9	1,787	1	95	2	309	5	1,171	17	3,362
Le Meridien	4	607	55	14,672	—	—	25	7,024	84	22,303
Aloft	—	—	2	555	—	—	1	186	3	741
Other	—	—	1	—	—	—	—	—	1	—

Total Managed & UJV	132	65,755	165	44,051	30	4,686	136	44,740	463	159,232

Franchised
Sheraton	152	45,166	28	6,637	8	2,040	15	6,010	203	59,853
Westin	58	18,613	6	2,655	2	396	8	2,231	74	23,895
Four Points	103	16,316	12	1,685	8	1,264	5	934	128	20,199
Luxury Collection	6	1,256	15	2,030	2	248	8	2,260	31	5,794
St. Regis	—	—	1	133	—	—	—	—	1	133
Le Meridien	7	1,997	4	1,340	2	324	3	714	16	4,375
Aloft	39	5,513	—	—	—	—	2	301	41	5,814
Element	8	1,305	—	—	—	—	—	—	8	1,305

Total Franchised	373	90,166	66	14,480	22	4,272	41	12,450	502	121,368

Systemwide
Sheraton	198	75,998	94	26,090	28	7,695	75	27,987	395	137,770
Westin	115	49,213	21	6,552	6	1,563	34	11,160	176	68,488
Four Points	106	16,814	22	3,560	12	1,781	18	5,236	158	27,391
W	29	8,926	3	1,050	2	433	4	797	38	11,206
Luxury Collection	11	3,547	42	7,140	9	648	13	3,708	75	15,043
St. Regis	11	2,276	3	389	2	309	6	1,331	22	4,305
Le Meridien	11	2,604	59	16,012	2	324	28	7,738	100	26,678
Aloft	41	5,785	2	555	—	—	3	487	46	6,827
Element	9	1,428	—	—	—	—	—	—	9	1,428
Other	7	2,600	1	—	—	—	—	—	8	2,600
Vacation Ownership	13	6,618	—	—	1	382	—	—	14	7,000

Total Systemwide	551	175,809	247	61,348	62	13,135	181	58,444	1,041	308,736

*	Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of December 31, 2010
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5),(6)	Buildout

Sheraton	7	7	6	2,988	91	712	3,791
Westin	9	9	9	1,463	99	21	1,583
St. Regis	2	2	—	63	—	—	63
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	3	3	1	124	—	1	125

Total SVO, Inc.	22	22	16	4,644	190	734	5,568

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	23	23	17	4,842	190	734	5,766

Total Intervals Including UJV’s (7)				251,784	9,880	38,168	299,832

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales or future development.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.